Exhibit 1.1
Concord Medical Services Holdings Limited
[12,000,000] American Depositary Shares
Representing
Three Ordinary Shares, Par Value U.S.$0.0001 Per Ordinary Share
UNDERWRITING AGREEMENT
December [•], 2009
Morgan Stanley & Co. International plc
J.P. Morgan Securities Inc.
China International Capital Corporation Hong Kong Securities Limited,
as Representatives of the several Underwriters named in Schedule II hereto

c/o	Morgan Stanley & Co. International plc 25 Cabot Square, Canary Wharf London E14 4QA United Kingdom and J.P. Morgan Securities Inc. 383 Madison Avenue, Floor 4 New York, New York 10179
Ladies and Gentlemen:
     Concord Medical Services Holdings Limited, an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the “Underwriters”) [12,000,000] American Depository Shares (the “ADSs”), each ADS representing three ordinary shares of the Company, par value U.S.$0.0001 per share (the “Ordinary Shares”) (such [12,000,000] ADSs being hereinafter referred to as the “Firm Shares”).
     Certain shareholders of the Company (the “Selling Shareholders”) named in Schedule I hereto severally propose to sell to the several Underwriters, an aggregate of [1,800,000] additional ADSs (the “Additional Shares”), each Selling Shareholder selling up to the amount set forth opposite such Selling Shareholder’s name in Schedule I hereto, in each case, if and to the extent that you, as Representatives, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Shares granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares to be outstanding after giving effect to the sales contemplated hereby, in each case including the underlying Ordinary Shares, are hereinafter collectively referred to as the “Shares.” The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the “Sellers.”
     The Shares purchased by the Underwriters will be evidenced by American depository receipts (“ADRs”) to be issued pursuant to a deposit agreement dated as of December [•], 2009 (the “Deposit Agreement”) to be entered into among the Company, JPMorgan Chase Bank, N.A., as depositary (the “Depositary”), and the holders and beneficial owners from time to time of the ADRs.
     It is understood by all the parties that the Underwriters are offering the ADSs in the United States and internationally outside of the People’s Republic of China (the “PRC”), which, for purposes of this Agreement only, excludes Taiwan, The Hong Kong Special Administrative Region and The Macau Special Administrative Region.
     The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (No. 333-163155), including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional Ordinary Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The Company has filed with the Commission a registration statement on Form F-6 (No. 333-[•]) relating to the ADSs (such registration statement on Form F-6, including all exhibits thereto, as amended at the time such registration becomes effective, is hereinafter referred to as the “ADS Registration Statement”).
     For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.
     Morgan Stanley & Co. International plc (“Morgan Stanley”) has agreed to reserve [600,000] Shares to be purchased by it under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriting” (the “Directed Share Program”). The [600,000] Shares to be sold by Morgan Stanley and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares”. Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.
     1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:
     (a) The Registration Statement and the ADS Registration Statement have become effective; no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement is in effect; and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.
     (b) (i) Each of the Registration Statement and the ADS Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the Prospectus and the ADS Registration Statement comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 6), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

     (c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.
     (d) The Company has been duly organized, is validly existing as an exempted company in good standing under the laws of the Cayman Islands, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (e) The Company does not own or control, directly or indirectly, any corporation, association or entity other than as set forth in the Time of Sale Prospectus. Each subsidiary of the Company has been duly organized, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.
     (f) This Agreement has been duly authorized, executed and delivered by the Company.
     (g) The authorized share capital of the Company conforms in all material respects as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

     (h) The outstanding Ordinary Shares and all other outstanding shares of the Company prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.
     (i) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement and the Deposit Agreement, as the case may be, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.
     (j) The Shares to be sold by the Company, when issued and delivered against payment heretofore pursuant to this Agreement, will not be subject to any security interest, other encumbrance or adverse claims, and will have been issued in compliance with all U.S. federal, state and foreign securities laws and will not have been issued in violation of any preemptive right, resale right, right of first refusal or similar right; upon payment of the purchase price in accordance with this Agreement on the Closing Date, the Depositary or its nominee, as the registered holder of the Ordinary Shares represented by the ADSs, will be, subject to the terms of the Deposit Agreement, entitled to all the rights of a shareholder conferred by the Memorandum and Articles of Association of the Company, as amended from time to time (the “Memorandum and Articles of Association”); except as disclosed in the Time of Sale Prospectus and subject to the terms and provisions of the Deposit Agreement, there are no restrictions on transfers of Ordinary Shares represented by the ADSs or the ADSs under the laws of the Cayman Islands, the PRC or the United States, as the case may be; the Ordinary Shares represented by the Shares may be freely deposited by the Company with the Depositary or its nominee against issuance of ADRs evidencing the ADSs as contemplated by the Deposit Agreement.
     (k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement will not contravene any provision of applicable law or the Memorandum and Articles of Association or any other organizational documents of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with (“Governmental Authorization”), any governmental body or agency (“Governmental Agency”) is required for the performance by the Company of its obligations under this Agreement of the Deposit Agreement in connection with the offer, issuance and sale of the Shares by the Company and the deposit of the Ordinary Shares with the Depositary against issuance of ADRs evidencing the ADSs, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

     (l) Neither the Company nor any of its subsidiaries is in violation of its respective organizational documents or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, other than violations or defaults that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (m) Except as disclosed in the Time of Sale Prospectus under the headings “Risk Factors–Certain of our hospital partners have not received large medical equipment procurement licenses or interim procurement permits for some of the medical equipment in our network or centers which could result in fines or the suspension from use of such medical equipment” and “Regulation–Regulation of Medical Institutions–Large Medical Procurement License,” neither the Company nor any of its subsidiaries is (i) in breach of or in default under any laws, regulations, rules, orders, decrees, guidelines or notices of the PRC, the Cayman Islands or any other jurisdiction where it is incorporated or operates, or (ii) in breach of or in default under any Governmental Authorization of any Governmental Agency in the PRC, the Cayman Islands or any other jurisdiction where it was incorporated or operates.
     (n) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.
     (o) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company, any of its subsidiaries or any of its or their officers and directors is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus, or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.
     (p) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.
     (q) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
     (r) Except as disclosed in the Time of Sale Prospectus: (a)(i) neither the Company nor any of its subsidiaries is in violation of, or has any liability under, any local, domestic or foreign statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances (as defined below), to the protection or restoration of the environment or natural resources (including biota), to health and safety including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (ii) neither the Company nor any of its subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (iii) neither the Company nor any of its subsidiaries is liable or allegedly liable for any release or, to the knowledge of the Company, threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (iv) neither the Company nor any of its subsidiaries is subject to any claim by any Governmental Agency or person relating to Environmental Laws or Hazardous Substances, and (v) the Company and its subsidiaries have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses; (b) the Company is not aware of any facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law that would have a material adverse effect on the Company and its subsidiaries, taken as a whole; (c) to the Company’s knowledge, there are no requirements proposed for adoption or implementation under any Environmental Law that would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; and (d) in the ordinary course of its business, the Company periodically evaluates the effect, including associated costs and liabilities, of Environmental Laws on the business, properties, results of operations and financial condition of it and its subsidiaries, and, on the basis of such evaluation, the Company has reasonably concluded that such Environmental Laws will not have a material adverse effect on the Company and its subsidiaries, taken as a whole. For purposes of this Agreement, “Hazardous Substances” means (A) radioactive materials and medical waste and (B) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, biohazard, contaminant or waste under Environmental Laws.

     (s) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement other than contracts, agreements or understandings accurately described in all material respects in the Time of Sale Prospectus, and any person to whom the Company has granted such rights has agreed not to exercise such rights until after the expiration of the 180-day restricted period referred to in Section 3.
     (t) Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer, or employee, nor, to the knowledge of the Company, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with all applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.
     (u) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
     (v) (i) The Company represents that neither the Company nor any of its subsidiaries (collectively, the “Entity”) or, to the knowledge of the Company after due inquiry, any director, officer, employee, agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

     (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) or other relevant sanctions authority (collectively, “Sanctions”), nor
     (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).
          (ii) The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
     (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or
     (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
          (iii) The Entity represents and covenants that it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
     (w) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding shares, nor declared, paid or otherwise made any dividend or distribution of any kind on its shares other than ordinary and customary dividends, and (iii)there has not been any material change in the share capital, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.
     (x) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.
     (y) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, trademarks service marks, trade names, domain names, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property and similar rights, including registrations and applications for registration thereof, currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (z) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (aa) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus. The Company has obtained directors’ and officers’ insurance in such amounts and scope of coverage as is customary in connection with an initial public offering of a PRC-based company in the United States and listing on a U.S. stock exchange, including, without limitation, coverage for liabilities or losses arising under the Securities Act, the Exchange Act and the applicable rules and regulations of the Commission thereunder.
     (bb) The Company and its subsidiaries possess all certificates, licenses, franchises, authorizations and permits necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, license, franchise, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.
     (cc) Except as described in the Time of Sale Prospectus, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) to the extent applicable and all applicable rules (the “Exchange Rules”) of the New York Stock Exchange (the “NYSE”); the Company and its subsidiaries maintain a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) sufficient to provide reasonable assurance that (i)transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the Company has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect in all material respects the transactions and dispositions of the Company and its subsidiaries. The Internal Controls, upon consummation of the offering of the Shares will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. Except as disclosed in the Time of Sale Prospectus, the Company has not publicly disclosed or reported to the Audit Committee or the Board, and the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a material adverse effect on the Company and its subsidiaries, taken as a whole. Each of the Company’s independent directors meets the U.S. criteria for “independence” under the Sarbanes-Oxley Act and the Exchange Rules.
     (dd) Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.
     (ee) The Registration Statement, the Prospectus, the Time of Sale Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, the Time of Sale Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.
     (ff) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.
     (gg) The Company has not offered, or caused Morgan Stanley to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.
     (hh) Except as disclosed in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.
     (ii) The Shares have been approved for listing on the NYSE, subject to notice of issuance.
     (jj) The execution, delivery and performance of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated herein and therein, and the issuance and sale of the Shares, including the deposit of the Ordinary Shares with the Depositary and the issuance of the ADRs evidencing the ADSs and the listing of the Shares on the NYSE, do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the organizational documents of the Company or any of its subsidiaries, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject.
     (kk) No Governmental Authorization is required for the validity, enforceability or effectiveness of any agreement, indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound or to which any of the properties of any of them is subject (the “Company Contracts”), except where such lack of Governmental Authorization would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; neither the

Company nor any of its subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the Company Contracts and no such termination or non-renewal has been threatened by the Company or any of its subsidiaries or, to the knowledge of the Company, any other party to any such contract or agreement other than termination or intent not to renew of such contract or agreement that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; and neither the Company or its subsidiaries nor, to the knowledge of the Company, any other party to any Company Contracts is in violation or breach of any PRC, Cayman Islands, national, provincial, municipal or other local law, regulation, statute, rule or order, which violation or breach could invalidate, impair or result in any fine, penalty or government sanction with regard to any Company Contracts, except as disclosed in the Time of Sale Prospectus.
     (ll) The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity; upon due issuance by the Depositary of ADRs evidencing ADSs against the deposit of the Ordinary Shares in respect thereof in accordance with the Deposit Agreement, such ADRs will be duly and validly issued and the holders and beneficial owners thereof will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Prospectus and the Time of Sale Prospectus.
     (mm) The statements in the Time of Sale Prospectus under the headings Prospectus Summary–Our History and Corporate Structure,” “Risk Factors,” “Dividend Policy,” “Enforcement of Civil Liabilities,” “Our History and Corporate Structure,” “Business,” “Regulation of Our Industry,” “Management,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Share Eligible for Future Sale,” “Taxation” and “Underwriting” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries in all material respects of such legal matters, agreements, documents or proceedings and include the information required to be included therein.
     (nn) The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
     (oo) Any third-party statistical and market-related data included in the Registration Statement, the Prospectus or the Time of Sale Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and relevant third-party consents for such data to be included therein have been duly obtained and have not been revoked.
     (pp) Except as disclosed in the Time of Sale Prospectus, neither the Company’s independent auditors nor its internal auditors have recommended that the Board review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies, (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years, or (iii) any Internal Control Event.
     (qq) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Time of Sale Prospectus accurately and fully describes (i) accounting policies that the Company believes are the most important in the portrayal of the financial condition and results of operations of the Company and its subsidiaries and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”), (ii) judgments and uncertainties affecting the application of Critical Accounting Policies, and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; and the Board and the Company’s management have reviewed and agreed with the selection, application and disclosure of the Critical Accounting Policies as described in the Time of Sale Prospectus.
     (rr) The financial statements included in the Registration Statement, the Prospectus and the Time of Sale Prospectus comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations, shareholders equity and cash flows for the periods shown, and such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis; the schedules included in the Registration Statement present fairly the information required to be stated therein; and the selected financial data and the summary financial information included in the Registration Statement, the Prospectus and the Time of Sale Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.
     (ss) Ernst & Young Hua Ming, who has expressed an opinion on the financial statements of the Company included in the Registration Statement, the Prospectus and the Time of Sale Prospectus based on its audits, is an independent public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder and is registered with, and is independent in accordance with the requirements of, the Public Company Accounting Oversight Board.

     (tt) The Company was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended, for its most recently completed taxable year and, based on the Company’s current projected income, assets and activities, the Company does not expect to be classified as a PFIC for 2009 or any subsequent taxable year.
     (uu) Except as disclosed in the Time of Sale Prospectus, under current laws and regulations of the Cayman Islands, Hong Kong, the PRC and any political subdivision thereof, all dividends and other distributions declared and payable on the Shares may be paid by the Company to the holder thereof in U.S. dollars that may be converted into foreign currency and freely transferred out of the Cayman Islands, Hong Kong or the PRC and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands, Hong Kong or the PRC will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands, Hong Kong, the PRC or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands, Hong Kong, the PRC or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any Governmental Authorization in the Cayman Islands, Hong Kong, the PRC or any political subdivision or taxing authority thereof or therein.
     (vv) There are no material relationships or transactions within the past three years between the Company or any of its subsidiaries on the one hand and their respective affiliates, directors or officers or 10% or greater shareholders, or any affiliates or members of the immediate families of such persons, on the other hand that are not disclosed in the Time of Sale Prospectus.
     (ww) Except as set forth in the Time of Sale Prospectus, there are no affiliations or associations between any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the Company or any of its subsidiaries or between any member of FINRA, any of the officers or directors of the Company, or holders of 5% or greater of the securities of the Company.
     (xx) The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.
     (yy) The Company and its subsidiaries have filed all Cayman Islands, Hong Kong, PRC and other tax returns, if any, that are required to be filed or have requested extensions thereof (except in any case in which the failure to file would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; except as set forth in the Time of Sale Prospectus, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith as would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; neither the Company nor any of its subsidiaries has received a notice of deficiency with respect to the Company or any of its subsidiaries, except for such notices the effect of which would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and the provisions included in the audited consolidated financial statements contained in the Prospectus and the Time of Sale Prospectus are in conformity with U.S. GAAP.
     (zz) Except as disclosed in the Time of Sale Prospectus, no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in the PRC, Hong Kong and the Cayman Islands by or on behalf of the Underwriters to any PRC, Hong Kong or Cayman Islands taxing authority in connection with (i) the issuance, sale and delivery of the Ordinary Shares represented by the Shares by the Company and the Selling Shareholders, the issuance of the Shares by the Depositary, and the delivery of the Shares to or for the account of the Underwriters, (ii) the purchase from the Company and the initial sale and delivery by the Underwriters of the Shares to purchasers thereof, (iii) the deposit of the Ordinary Shares with the Depositary and the Custodian (as defined in the Deposit Agreement) and the issuance and delivery of the ADRs evidencing the ADSs, or (iv) the execution and delivery of this Agreement or the Deposit Agreement.
     (aaa) This Agreement and the Deposit Agreement are in proper form under the laws of the Cayman Islands for the enforcement thereof against the Company in accordance with the laws of the Cayman Islands and to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement and the Deposit Agreement; it is not necessary that this Agreement, the Deposit Agreement or any other document be filed or recorded with any Governmental Authority in the Cayman Islands or that any Cayman Islands stamp duty or similar tax be paid on or in respect of this Agreement, the Deposit Agreement or any other document to be furnished hereunder or thereunder.
     (bbb) The choice of laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and, to the extent permitted under the PRC civil law and rules of civil procedures, will be honored by the courts in the PRC. The Company has the power to submit, and pursuant to Section 17 of this Agreement and Section 19 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each U.S. federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 17 of this Agreement and Section 19 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement or the Shares in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 17 hereof.
     (ccc) Neither the Company, nor any of its subsidiaries nor any of their respective properties, assets or revenues has any right of immunity under Cayman Islands, PRC, Hong Kong or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, PRC, Hong Kong, New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement, and, to the extent that the Company, or any of its subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and its subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief.
     (ddd) Any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement and the Deposit Agreement would be recognized and enforced against the Company by Cayman Islands courts without re-examining the merits of the case under the common law doctrine of obligation; provided that (i) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (ii) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the Cayman Islands, (iii) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties, and (iv) an action between the same parties in the same matter is not pending in any Cayman Islands court at the time the lawsuit is instituted in the foreign court; it is not necessary that this Agreement, the Deposit Agreement, the Prospectus or any other document be filed or recorded with any court or other authority in the Cayman Islands or the PRC.
     (eee) No holder of any of the Shares after the consummation of the transactions contemplated by this Agreement and the Deposit Agreement is or will be subject to any personal liability in respect of any liability of the Company solely by virtue of its holding of the Shares, and, except as set forth in the Time of Sale Prospectus, there are no limitations on the rights of holders of the Ordinary Shares or the ADSs to hold or vote their securities.
     (fff) Under the laws of the Cayman Islands, each holder of ADRs evidencing ADSs issued pursuant to the Deposit Agreement shall be entitled,

subject to the terms and provisions of the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of the ADRs in a direct suit, action or proceeding against the Company.
     (ggg) The Company has not distributed, directly or indirectly, and, prior to the later to occur of any delivery date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than any Prospectus or Time of Sale Prospectus to which the Representatives have consented in accordance with this Agreement and any free writing prospectus set forth on Schedule III hereto.
     (hhh) Except as set forth in the Time of Sale Prospectus, none of the Company or any of its subsidiaries is engaged in any trading activities involving credit default swaps, commodity contracts or other trading contracts which are not currently traded on a securities or commodities exchange and for which the market value cannot be determined.
     (iii) The Company has taken all reasonable steps to comply with, and has used reasonable efforts to cause all of the Company’s shareholders who are PRC residents or PRC citizens to comply with, any applicable rules and regulations of the State Administration of Foreign Exchange (the “SAFE Rules and Regulations”), including without limitation, requesting that each shareholder named in the Company’s share register that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.
     (jjj) The Company is aware of, and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006 (the “M&A Rules”), in particular the relevant provisions thereof which purport to require offshore special purpose vehicles (“SPVs”) formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on any stock exchange located outside of the PRC; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice; and the Company has fully communicated such legal advice from its PRC counsel to each of its directors and officers that signed the Registration Statement and each such director and officer has confirmed that he or she understands such legal advice.
     (kkk) The issuance and sale of the ADSs, the listing and trading of the ADSs on the NYSE or the consummation of the transactions contemplated by this

Agreement and the Deposit Agreement is not and will not be, as of the date hereof or at the Closing and an Option Closing Date, if any, adversely affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules, including the guidance and notices issued by the CSRC on September 8, 2006 and September 21, 2006.
     (lll) Any certificate signed by an officer or director of the Company and delivered to the Representatives or counsel for the Representatives as required or contemplated by Section 6(b) hereof or the Deposit Agreement shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby or as excluded from or disclosed against therein, to each Underwriter.
     2. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder represents and warrants to and agrees with each of the Underwriters that:
     (a) Such Selling Shareholder, if an entity, has been duly organized and is validly existing and in good standing as an entity in its jurisdiction of formation.
     (b) This Agreement has been duly authorized, executed and delivered by each Selling Shareholder.
     (c) Such Selling Shareholder has, and on the Closing Date will have, valid and unencumbered title to the Shares to be delivered by such Selling Shareholder on the Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Ordinary Shares underlying the Shares to be delivered by such Selling Shareholder on such Closing Date hereunder; and upon the delivery of and payment for the Shares on the Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Shares to be delivered by such Selling Shareholder on such Closing Date.
     (d) The Ordinary Shares represented by the Shares to be sold by such Selling Shareholder may be freely deposited by such Selling Shareholder with the Depositary or with [Jianyu Yang] (the “Selling Shareholder Custodian”) as agent for the Depositary in accordance with the Deposit Agreement against the issuance of ADRs evidencing the Shares representing such Ordinary Shares so deposited by such Selling Shareholder.
     (e) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Stockholder and the Company, as custodian (in such capacity, the “Selling Shareholder Custodian”), relating to the deposit of the Shares to be sold by such Selling Shareholder (the “Custody Agreement”), and the Power of Attorney appointing certain individuals as such

Selling Shareholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not contravene any provision of applicable law, or the organizational documents of such Selling Shareholder (if such Selling Shareholder is an entity), or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no Governmental Authorization of any Government Agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Agreement.
     (f) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     (g) The statements in the sections entitled “Principal and Selling Shareholders” relating to such Selling Shareholder in the Prospectus and the Time of Sale Prospectus did not and do not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (h) The sale of the Shares by such Selling Shareholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of its subsidiaries that is not set forth the Time of Sale Prospectus.
     (i) Except as disclosed in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.
     (j) Such Selling Shareholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
     (k) Upon payment for the Shares sold by such Selling Shareholder under this Agreement and the delivery by such Selling Shareholder to DTC (as defined below) or its agent of the Shares in book entry form to a securities account maintained by the Underwriters at DTC or its nominee, and payment therefor in accordance with this Agreement, the Underwriters will acquire a securities entitlement (within the meaning of Section 8-501 of the Uniform Commercial Code (the “UCC”)) with respect to such Shares, and no action based on an “adverse claim” (as defined in UCC Section 8-102) may be asserted against the Underwriters with respect to such security entitlement if, at such time, the Underwriters do not have notice of any adverse claim within the meaning of UCC Section 8-105.
     (l) The questionnaire containing certain information regarding such Selling Shareholder and the election form which sets forth the amount of Ordinary Shares such Selling Shareholder has elected to sell in the offering of the Shares (the “Questionnaire and Election Form”), completed by such Selling Shareholder and submitted to the Company on or before the date hereof does not and as of the Closing Date will not contain any untrue statement of material fact nor does it omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and such Selling Shareholder’s election to sell the number of Ordinary Shares indicated in the Questionnaire and Election Form is valid and binding on such Selling Shareholder.
     (m) Except as disclosed in the Time of Sale Prospectus or the Questionnaire and Election Form, such Selling Shareholder has no affiliations or associations with any member of the FINRA; and none of the proceeds received by such Selling Shareholder from the sale of the Shares to be sold by such Selling Shareholder hereunder will be paid to a member of the FINRA or any affiliate (or person “associated with,” as such terms are used in the rules of the FINRA).
     (n) No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable by or on behalf of the Underwriters in connection with (i) the sale and delivery of the Ordinary Shares represented by the Shares by such Selling Shareholder, the issuance of such Shares by the Depositary, and the delivery of such Shares to or for the account of the Underwriters, (ii) the purchase from such Selling Shareholder and the initial sale and delivery by the Underwriters of the Shares to purchasers thereof, (iii) the deposit by such Selling Shareholder of the Ordinary Shares with the Depositary and the Selling Shareholder Custodian and the issuance and delivery of the ADRs evidencing the ADSs, or (iv) the execution and delivery of this Agreement, the Power of Attorney and the Custody Agreement.
     (o) Such Selling Shareholder has not distributed and will not distribute, prior to the later of the latest Closing Date and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares by such Selling Shareholders, including any free writing prospectus.
     (p) Other than as disclosed in the Time of Sale Prospectus, such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering of the Shares.

     (q) Such Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Ordinary Shares that are to be sold by the Company or any other Selling Shareholder to the Underwriters pursuant to this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital shares, right, warrants, options or other securities from the Company, other than those described in the Prospectus and the Time of Sale Prospectus.
     (r) The sale of the Ordinary Shares by such Selling Shareholder does not violate such Selling Shareholder’s internal policies regarding the sale of shares by its affiliates, if applicable.
     (s) Such Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in Section 1 are not true and correct, is familiar with the Registration Statement, the Time of Sale Prospectus and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Time of Sale Prospectus or the Prospectus that has had, or may have, a material adverse effect on the Company and its subsidiaries, taken as a whole. Such Selling Shareholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus to sell its Shares pursuant to this Agreement.
     (t) (i) The Registration Statement, as it relates to such Selling Shareholder, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus, as it relates to such Selling Shareholder, does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, as it relates to such Selling Shareholder, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, as it relates to such Selling Shareholder, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus, as it relates to such Selling Shareholder, does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (u) The choice of law set forth in Section 17 hereof as the governing law of this Agreement is a valid choice of law and will be recognized and given effect to in any action brought before a court of competent jurisdiction in jurisdiction in which such Selling Shareholder is organized and has its principal place of business if not a natural person or in the jurisdiction in which such person resides if a natural person. The courts of any such jurisdiction will recognize as a valid judgment, a final and conclusive judgment in personam obtained in U.S. courts against such Selling Shareholder based upon this Agreement.
     (v) Neither such Selling Shareholder nor its properties, assets or revenues has any right of immunity under Cayman Islands, PRC, Hong Kong or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, PRC, Hong Kong, New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Power of Attorney and the Custody Agreement, and, to the extent that such Selling Shareholder or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, such Selling Shareholder waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 17 hereof.
     (w) Any Selling Shareholder Certificate (as defined below) signed by any officer or director of such Selling Shareholder and delivered to the Representatives or counsel for the Representatives as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by such Selling Shareholder, as to matters covered thereby, to each Underwriter.
     3. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at U.S.$[•] per ADS (the “Purchase Price”) the respective number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter.
     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Shareholders, severally and not jointly, hereby agree to sell to the several Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to an aggregate of [1,800,000] Additional Shares at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Company and the Selling Shareholders not later than 30 days after the date of this Agreement.

Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such Shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase from each Selling Shareholder the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased from each Selling Shareholder on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
     Each Seller hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares, ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares or ADSs, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares, ADSs or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Ordinary Shares, ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs.
     The restrictions contained in the preceding paragraph shall not apply to (a)the Shares to be sold hereunder, (b) transactions relating to Ordinary Shares, ADSs or other securities acquired in open market transactions after the completion of the offering of the Shares, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Ordinary Shares or other securities acquired in such open market transactions, (c) the exercise of any rights to acquire Ordinary Shares, ADSs or other securities of the Company issued pursuant to any share option or similar equity incentive or compensation plan of the Company for the issuance of share options or equity grants that is in effect as of the date of and disclosed in the Prospectus (it being understood that any subsequent sale, transfer or disposition of any securities of the Company issued upon exercise of such options or grants shall be subject to the restrictions set forth in this Section 3), (d) transfers of Ordinary Shares or ADSs to shareholders who are existing shareholders of the Company prior to the date of the Prospectus or partners, members, stockholders or affiliates of such shareholders, (e) transfers of Ordinary Shares, ADSs or any security convertible into Ordinary Shares or ADSs (i) to an immediate family member or a trust formed for the benefit of an immediate family member, (ii) as a bona fide gift or (iii) through will or intestacy, (f) transfers or distributions of Ordinary Shares, ADSs or any security convertible into Ordinary Shares or ADSs to partners, members, stockholders or affiliates of any Selling Shareholder, provided that in the case of any transfer or distribution pursuant to clause (d), (e) or (f), (x) each transferee, donee or distributee shall enter into a written agreement accepting the restrictions set forth in this Section 3 and (y) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Ordinary Shares or ADSs, shall be required or shall be voluntarily made in respect of the transfer or distribution during the 180-day restricted period, or (g) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares or ADSs, provided that such plan does not provide for the transfer of Ordinary Shares during the 180-day restricted period. In addition, each Selling Shareholder, agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any Ordinary Shares, ADSs or any security convertible into or exercisable or exchangeable for Ordinary Shares or ADSs. Each Selling Shareholder consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Ordinary Shares held by such Selling Shareholder except in compliance with the foregoing restrictions. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representatives waive, in writing, such extension. The Company shall promptly notify the Representatives of any earnings release, news or event that may give rise to an extension of the initial 180-day restricted period.
     4. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at U.S.$[•] per ADS (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of U.S.$[•] per ADS under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S.$[•] per ADS, to any Underwriter or to certain other dealers.

     5. Payment and Delivery. Executed transfer forms for the Ordinary Shares represented by the Shares to be sold by the Selling Shareholders hereunder have been placed in custody, for delivery under this Agreement, under Custody Agreements made with the Selling Shareholder Custodian. Each Selling Shareholder agrees that the Ordinary Shares represented by the transfer forms held in custody for the Selling Shareholders under such Custody Agreements are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Shareholders for such custody are to that extent irrevocable, and that the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Shareholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any individual Selling Shareholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Shares hereunder, such Shares shall be delivered by the Selling Shareholder Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Selling Shareholder Custodian shall have received notice of such death or other event or termination.
     The Company will deliver the Firm Shares to or as instructed by the Representatives for the accounts of the several Underwriters through the facilities of The Depository Trust Company (“DTC”) in a form reasonably acceptable to the Representatives against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of  the Company at the office of O’Melveny & Myers LLP, Yin Tai Center, Office Tower, 37th Floor, No. 2 Jianguomenwai Avenue, Chao Yang District, Beijing, 100022 PRC at 10:00 a.m., New York time, on December [•], 2009, or at such other time on the same or such other date, not later than December [●], 2009, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “First Closing Date” (the First Closing Date and each Option Closing Date, if any, being sometimes referred to as a “Closing Date”). For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Shares sold pursuant to the offering. The ADRs evidencing the Firm Shares will be in definitive form, in such denominations and registered in such names as the Representatives request. The ADRs will be made available for checking and packaging at the above office or such other place designated by the Representatives at least 24 hours prior to the First Closing Date.
     The Selling Shareholder Custodian will deliver any Additional Shares to or as instructed by the Representatives for the accounts of the several Underwriters through the facilities of DTC in a form reasonably acceptable to the Representatives against payment of the purchase price in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company for each Selling Shareholder at the office of O’Melveny & Myers LLP, Yin Tai Center, Office Tower, 37th Floor, No. 2

Jianguomenwai Avenue, Chao Yang District, Beijing, 100022 PRC at 10:00 a.m., New York time, on the date specified in the corresponding notice described in Section 3, or at such other time on the same or such other date, no later than January [●], 2009, as shall be designated in writing by you. The ADRs evidencing the Additional Shares will be in definitive form, in such denominations and registered in such names as the Representatives request. The ADRs will be made available for checking and packaging at the above office or such other place designated by the Representatives at least 24 hours prior to the Option Closing Date.
     The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.
     6. Conditions to the Underwriters’ Obligations. The obligations of the Company and the Selling Shareholders to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 4:00 p.m. (New York City time) on the date hereof.
     The several obligations of the Underwriters are subject to the following further conditions:
     (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.
     (b) The Representatives shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company (the “Company Certificate”), to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

     The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
     (c) The Representatives shall have received a certificate, dated as of the Closing Date, of an authorized representative of each Selling Shareholder (the “Selling Shareholder Certificate”) in which such authorized representative shall state that the representations and warranties of such Selling Shareholder in this Agreement are true and correct and the Selling Shareholders have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date.
     (d) The Representatives shall have received on the Closing Date an opinion of Simpson Thacher & Bartlett LLP, U.S. counsel for the Company, dated the Closing Date, addressed to the Representatives substantially in the form attached hereto as Annex A. In rendering such opinion, Simpson Thacher & Bartlett LLP may rely as to all matters governed by Cayman Islands law on the opinion of Walkers referenced to below and all matters governed by PRC law upon the opinion of Jingtian & Gongcheng Attorneys at Law referenced to below.
     (e) The Representatives shall have received on the Closing Date an opinion of Walkers, Cayman Islands counsel for the Company, dated as of the Closing Date, addressed to the Representatives substantially in the form attached hereto as Annex B.
     (f) The Representatives shall have received on the Closing Date, an opinion of Jingtian & Gongcheng Attorneys at Law, PRC counsel for the Company, dated as of the Closing Date, addressed to the Representatives substantially in the form attached hereto as Annex C.
     (g) The Representatives shall have received on the Closing Date, an opinion of [•], Hong Kong counsel for the Company, dated as of the Closing Date, addressed to the Representatives substantially in the form attached hereto as Annex D.
     (h) The Representatives shall have received on the Closing Date, an opinion of Walkers, British Virgin Islands counsel for the Company, dated as of the Closing Date, addressed to the Representatives substantially in the form attached hereto as Annex E.
     (i) The Representatives shall have received on the Closing Date an opinion of local counsel for each Selling Shareholder, dated as of the Closing Date, addressed to the Representatives substantially in the form attached hereto as Annex F.
     (j) The Representatives shall have received on the Closing Date an opinion of Paul, Hastings, Janofsky & Walker LLP, counsel to the Depositary, dated as of the Closing Date, addressed to the Representatives substantially in the form attached hereto as Annex G.

     (k) The Representatives shall have received on the Closing Date an opinion of O’Melveny & Myers LLP, U.S. counsel to the Underwriters, dated as of the Closing Date, with respect to such matters as the Underwriters may require, and the Company and the Selling Shareholders shall have furnished to such counsel such documents, as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, O’Melveny & Myers LLP may rely as to all matters governed by Cayman Islands law on the opinion of Walkers referenced to above and all matters governed by PRC law upon the opinion of Commerce & Finance Law Offices referenced to below.
     (l) The Representatives shall have received on the Closing Date an opinion of Commerce & Finance Law Offices, PRC counsel to the Underwriters, dated as of the Closing Date, with respect to such matters as the Underwriters may require, and the Company and the Selling Shareholders shall have furnished to such counsel such documents, as they request for the purpose of enabling them to pass upon such matters.
     (m) The Representatives shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young Hua Ming, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than three days prior to the Closing Date.
     (n) The Representatives shall have received a certificate, dated as of the Closing Date, signed by the Chief Financial Officer of the Company certifying as to, among other things, the accuracy of certain financial and operating data relating to the Company included in the Time of Sale Prospectus.
     (o) The “lock-up” agreements, each substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”), between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.
     (p) The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Underwriters of one of its authorized officers with respect to the deposit with it of the Ordinary Shares represented by the Shares against issuance of the ADRs evidencing the Shares, the execution, issuance, countersignature and delivery of the ADRs evidencing the Shares pursuant to the Deposit Agreement and such other matters related thereto as the Underwriters may reasonably request.

     (q) The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all action necessary to permit the deposit of the Ordinary Shares and the issuance of the Shares in accordance with the Deposit Agreement.
     (r) The Custody Agreement shall have been executed by each of the Selling Shareholders or Attorney-in-Fact on behalf of the Selling Shareholders on or prior to the date hereof and certificates in negotiable form representing all of the Ordinary Shares to be sold by the Selling Shareholders hereunder on the Closing Date shall have been placed in custody under the Custody Agreement by each of the Selling Shareholders, duly executed and delivered by such Selling Shareholders to the Custodian, on or prior to the date at least two business days prior to the Closing Date.
     (s) On or prior to the Closing Date, the Underwriters shall have received from the Custodian U.S. Treasury Department Form W-9 or the applicable Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof) properly completed and executed by each Selling Shareholder.
     (t) The Shares shall have been approved for listing on the NYSE.
     (u) On or prior to the Closing Date, the Shares shall be eligible for clearance and settlement through the facilities of DTC.
     (v) No Prospectus or Time of Sale Prospectus or amendment or supplement to the Registration Statement, the ADS Registration Statement or the Prospectus shall have been filed to which the Representatives shall have objected in writing.
     (w) The FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.
     7. Covenants of the Company. The Company covenants with each Underwriter as follows:
     (a) To furnish to you, without charge, four signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.
     (b) Before amending or supplementing the Registration Statement, the ADS Registration Statement, the Prospectus or the Time of Sale Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.
     (c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.
     (d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
     (e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
     (f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.
     (g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.
     (h) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
     (i) To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.
     (j) The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the Time of Sale Prospectus and, except as disclosed in the Time of Sale Prospectus, the Company does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.
     (k) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.
     (l) The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Shares and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made exclusive of Value Added Tax, Goods and Services Tax, Business Tax, withholding tax and/or similar taxes (collectively, “Taxes”) and shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall (i) pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made, and (ii) forward to the Underwriters for their records an official receipt or a copy of the official receipt issued by the taxing authority or other document evidencing payment of such taxes, duties or charges that the Company was compelled by law to deduct or withhold and remit to the taxing authority to satisfy the tax obligation of the Underwriters. The Company agrees that it shall be responsible for all Taxes as well as all applicable compliance and regulatory obligations related to such Taxes which may arise from or in connection with this Agreement.
     (m) The Company will use its best efforts to maintain the listing of the Shares on the NYSE.
     (n) The Company, during the period when a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act in connection with the offer or sale of the Shares, will file all reports and other documents required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and the applicable rules and regulations of the Commission thereunder within the time periods required thereby.
     (o) The Company shall comply with the SAFE Rules and Regulations, and shall use reasonable efforts to cause its shareholders and option holders that are, or that are directly or indirectly owned or controlled by, PRC residents or PRC citizens, to comply with the SAFE Rules and Regulations applicable to them in connection with the Company, including without limitation, requesting each shareholder and option holder, that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.
     (p) The Company shall at all times maintain transfer restrictions (including the inclusion of legends in share certificates, as may be required) with respect to the Company’s Ordinary Shares which are subject to transfer restrictions pursuant to this Agreement and the Lock-Up Agreements and shall ensure compliance with such restrictions on transfer of restricted Ordinary Shares. The Company shall retain all share certificates which are by their terms subject to transfer restrictions until such time as such transfer restrictions are no longer applicable to such securities.

     (q) The Company will deposit the Ordinary Shares with the custodian for the Depositary in compliance with the provisions of the Deposit Agreement and instruct the Depositary at the Closing Date to deliver the ADR evidencing the ADSs representing such Ordinary Shares to participant accounts within DTC in accordance with the written instructions of each of the Underwriters.
     (r) The Company agrees (i) not to attempt to avoid any judgment obtained by it or denied to it in a court of competent jurisdiction outside of the Cayman Islands; (ii) following the consummation of the offering of the Shares, it will use its best efforts to obtain and maintain all approvals, if any, required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares; and (iii) it will use its best efforts to obtain and maintain all approvals, if any, required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.
     (s) The Company will use its best efforts to comply with Sarbanes-Oxley, and will use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with Sarbanes-Oxley.
     (t) The Company will not directly or indirectly use the proceeds of the sale of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (u) The Company will comply with Rule 433(d) (without reliance on Rule 164(b)) and Rule 433(g) under the Securities Act.
     (v) The Company will not, prior to the delivery of the Shares on the Closing Date, issue any press release or other communication directly or indirectly and will hold no press conferences with respect to the Company or any of its subsidiaries, the financial condition, results of operations, business, properties, assets or liabilities of the Company or any of its subsidiaries, or the offering or sale of the Shares, without the Underwriters’ prior consent.
     (w) The Company will not, at any time at or after the execution of this Agreement, directly or indirectly, offer or sell any Shares by means of any “prospectus” (within the meaning of the Securities Act), or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, in each case other than the then most recent prospectus included in the Registration Statement.
     (x) The Company will do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares.

     8. Covenants of Selling Shareholders. Each of the Selling Shareholders, severally and not jointly, covenants with each Underwriter as follows:
     (a) Such Selling Shareholder will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Shares by such Selling Shareholder and on the execution and delivery of this Agreement. All payments to be made by each Selling Shareholder hereunder shall be made exclusive of any Taxes and shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless such Selling Shareholder or the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, a Selling Shareholder shall (i) pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made, and (ii) forward to the Underwriters for their records an official receipt of a copy of the official receipt issued by the taxing authority or other document evidencing payment of such taxes, duties or charges that such Selling Shareholder was compelled by law to deduct or withhold and remit to the taxing authority to satisfy the tax obligation of such Selling Shareholder. Such Selling Shareholder agrees that it shall be responsible for all Taxes as well as all applicable compliance and regulatory obligations related to such Taxes which may arise from or in connection with this Agreement.
     (b) Such Selling Shareholder agrees to procure delivery to the Representatives on or prior to the Closing Date of a properly completed and executed U.S. Treasury Department Form W-9 or applicable Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).
     (c) The Shares to be sold by such Selling Shareholder hereunder are subject to the interest of the Underwriters and the obligations of such Selling Shareholder hereunder shall not be terminated by any act of such Selling Shareholder, by operation of law, by the death or incapacity of any individual Selling Shareholder or, in the case of a trust, by the death or incapacity of any executor or trustee or the termination of such trust, or the occurrence of any other event.
     (d) To notify promptly the Company and the Representatives if, at any time prior to the date on which the distribution of the Shares as contemplated herein and in the Registration Statement and the Prospectus has been completed, as determined by the Representatives, such Selling Shareholder has knowledge of the occurrence of any event relating to such Selling Shareholder as a result of which the Registration Statement and the Prospectus, in each case as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein (except in the case of the Registration Statement), in the light of the circumstances under which they were made not misleading.
     (e) Prior to the delivery of the Shares on the Closing Date, such Selling Shareholder will deposit, or cause to be deposited on its behalf, Ordinary Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADRs evidencing the ADSs will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of the Ordinary Shares and delivered to the Underwriters.
     (f) Such Selling Shareholder will not (and will cause its affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.
     (g) Such Selling Shareholder will advise the Representatives promptly and, if requested by the Representatives, confirm such advice in writing, so long as a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of ADSs by the Selling Shareholder hereunder, of (A) any material change in condition (financial or otherwise), results of operations, business, general affairs, management, shareholders equity, properties or prospects of the Company and its subsidiaries, which has come to the attention of such Selling Shareholder, (B) any change in information contained in the Registration Statement, the Prospectus and the Time of Sale Prospectus, if any, relating to such Selling Shareholder or (C) any new material information relating to the Company or its subsidiaries or relating to any matter stated in the Registration Statement, the Prospectus and the Time of Sale Prospectus, if any, which has come to the attention of such Selling Shareholder.
     (h) Such Selling Shareholder will cooperate to the extent necessary to cause the Registration Statement or any post-effective amendment thereto to become effective at the earliest practical time and to do and perform all things to be done and performed under this Agreement prior to the Closing Date and to satisfy all conditions precedent of such Selling Shareholder to the delivery of the Shares and the Shares to be sold by such Selling Shareholder pursuant to this Agreement.
     (i) Such Selling Shareholder will not, directly or indirectly, use any of the proceeds it will receive from the sale of the Shares contemplated hereby (A) to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any Person, targeted by the Sanctions, or (B) in any manner that is not in compliance with applicable laws, rules and regulations of any Governmental Agency having jurisdiction over such Selling Shareholder, including, without limitation, the requirement for PRC residents or citizens to repatriate the net proceeds received by such Selling Shareholder into the PRC under the SAFE Rules and Regulations and applicable regulations of the PRC Ministry of Commerce.
     9. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Sellers agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Shareholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 8(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the FINRA, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Ordinary Shares and all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and one-half the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, (x) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution”, Section 12 entitled “Directed Share Program Indemnification” and the last paragraph of Section 14 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make, which costs and expenses shall be apportioned among the Underwriters based on the relative economic benefits received by the Underwriters under this Agreement.
     The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.
     10. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.
     11. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.
     (b) The Selling Shareholders, severally and not jointly, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in any case only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus or any amendment or supplement thereto. The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to the net proceeds received by it from the sale of Additional Shares under this Agreement, if any.
     (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto, it being understood and agree that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting.”

     (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b) or 11(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
     (e) To the extent the indemnification provided for in Section 11(a), 12(b) or 12(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by Section 11(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 11(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of each Selling Shareholder under the contribution agreement contained in this paragraph is several and shall be limited to an amount equal to the net proceeds received by each such Selling Shareholder under this Agreement.

     (f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     (g) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.
     12. Directed Share Program Indemnification. (a) The Company agrees to indemnify and hold harmless Morgan Stanley, each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of Morgan Stanley within the meaning of Rule 405 of the Securities Act (“Morgan Stanley Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.
     (b) In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 12(a), the Morgan Stanley Entity seeking indemnity, shall promptly notify the Company in writing and the Company, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Morgan Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities. Any such separate firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Morgan Stanley Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Morgan Stanley Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding.
     (c) To the extent the indemnification provided for in Section 12(a) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by Section 12(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 12(c)(i) above but also the relative fault of the Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Morgan Stanley Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     (d) The Company and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 12(c). The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 12, no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay. The remedies provided for in this Section 12 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     (e) The indemnity and contribution provisions contained in this Section 13 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Morgan Stanley Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.
     13. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the American Stock Exchange or The NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by U.S. federal, New York State, Cayman Islands, PRC or other relevant foreign country authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.
     14. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     If, on any Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 14 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.
     15. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company, the Selling Shareholders and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.
     (b) Each of the Company and the Selling Shareholders acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company, the Selling Shareholders or any other person, (ii) the Underwriters owe the Company and the Selling Shareholders only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company and the Selling Shareholders. Each of the Company and the Selling Shareholders waive to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.
     16. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     17. Applicable Law. (a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
     (b) Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company or any Selling Shareholder brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of the Company and the Selling Shareholders irrevocably waives, to the fullest extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby which is instituted in any New York Court or in any competent court in the Cayman Islands. Each of the Company and the Selling Shareholders has appointed National Registered Agents, Inc., located at 875 Avenue of the Americas, Suite 501, New York, New York 10001, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. Each of the Company and the Selling Shareholders represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, which may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company and the Selling Shareholders as the case may be.
     18. Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company and the Selling Shareholders, as the case may be, will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Selling Shareholders and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.
     19. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
     20. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. International plc, 25 Cabot Square, Canary Wharf, London E14 4QA, United Kingdom and J.P. Morgan Securities Inc., 383 Madison Avenue, Floor 4, New York, New York 10179; and if to the Company shall be delivered, mailed or sent to Room 2001-2002, 20-F, Tower A, Global Trade Center, 36 North Third Ring Road East, Dongcheng District, Beijing 100013, People’s Republic of China.
[Signature pages follow.]

Very truly yours, CONCORD MEDICAL SERVICES HOLDINGS LIMITED
By:
Name:
Title:

[Signature Page to Underwriting Agreement]

The Selling Shareholders named in Schedule I hereto
By:
Jianyu Yang
Attorney-in-fact for and on behalf of the Selling Shareholders

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:
Morgan Stanley & Co. International plc
J.P. Morgan Securities Inc.
China International Capital Corporation Hong Kong Securities Limited
Acting severally on behalf of themselves and
     the several Underwriters named in
     Schedule II hereto
By:     Morgan Stanley & Co. International plc

By:
Name:
Title:

By:     J.P. Morgan Securities Inc.

By:
Name:
Title:

By:	China International Capital Corporation Hong Kong Securities Limited

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE I

Number of
Additional Shares
Selling Shareholder	To Be Sold
Notable Enterprise Limited	1,000,000
Grand Best Group Limited	400,000
Sino Prime Investments Limited	250,000
ATL International Group Limited	150,000

Total:	1,800,000

I-1

SCHEDULE II

Number of Firm
Shares To Be
Underwriter	Purchased
Morgan Stanley & Co. International plc
J.P. Morgan Securities Inc.
China International Capital Corporation Hong Kong Securities Limited

Total:

II-1

SCHEDULE III
Time of Sale Prospectus
1.	Preliminary Prospectus issued November 27, 2009

2.	Free writing prospectus filed by the Company with the Commission on December [•], 2009

3.	[Other free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

4.	Price to public: US$[•] per ADS

5.	Underwriting discounts and commissions: US$[•] per ADS

III-1

EXHIBIT A
LOCK-UP LETTER
                    , 2009
Morgan Stanley & Co. International plc
J.P. Morgan Securities Inc.
China International Capital Corporation Hong Kong Securities Limited
c/o Morgan Stanley & Co. International plc
     25 Cabot Square, Canary Wharf
     London E14 4QA
     United Kingdom
     Ladies and Gentlemen:
     The undersigned understands that Morgan Stanley & Co. International plc (“Morgan Stanley”), J.P. Morgan Securities Inc. (“J.P. Morgan”) and China International Capital Corporation Hong Kong (“CICC” and together with Morgan Stanley and J.P. Morgan, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Concord Medical Services Holdings Limited, an exempted company incorporated in the Cayman Islands with limited liability (the “Company”) and certain shareholders of the Company, providing for the public offering (the “Public Offering”) by the several underwriters listed in Schedule II to the Underwriting Agreement (collectively, the “Underwriters”), of [12,000,000] American Depository Shares (the “ADSs”), each ADS representing three ordinary shares of the Company at par value US$0.01 per share (the “Ordinary Shares”), and not more than an additional [1,800,000] ADSs, if and to the extent that the Representatives shall have determined to exercise the right to purchase such additional [1,800,000] ADSs granted to the Underwriters pursuant to the Underwriting Agreement.
     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Public Offering (the “Public Offering Date”) set forth in the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or

Exhibit A-1

contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or ADSs, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares, ADSs, or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the Ordinary Shares as represented by the ADSs to be sold by the undersigned pursuant to the Underwriting Agreement, if any, (b) transactions relating to Ordinary Shares, ADSs or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Ordinary Shares, ADSs or other securities acquired in such open market transactions, (c) the exercise of any of the undersigned’s rights to acquire Ordinary Shares, ADSs or other securities of the Company issued pursuant to any share option or similar equity incentive or compensation plan of the Company for the issuance of share options or equity grants (collectively, “Equity Incentive Grants”), provided that, in each case, such plan is in effect as of the date of and disclosed in the Prospectus (it being understood that any subsequent sale, transfer or disposition of any securities of the Company issued upon exercise of such Equity Incentive Grants shall be subject to the restrictions set forth in this agreement), (d) transfers of Ordinary Shares or ADSs to shareholders who are existing shareholders of the Company prior to the Public Offering (the “Existing Shareholders”) or partners, members, stockholders or affiliates (as defined in Rule 12b-2 of the Exchange Act) of the Existing Shareholders, (e) transfers of Ordinary Shares, ADSs or any security convertible into Ordinary Shares or ADSs (i) to an immediate family member or a trust formed for the benefit of an immediate family member, (ii) as a bona fide gift or (iii) through will or intestacy, (f) transfers or distributions of Ordinary Shares, ADSs or any security convertible into Ordinary Shares or ADSs to partners, members, stockholders or affiliates of the undersigned, provided that in the case of any transfer or distribution pursuant to clauses (d), (e) or (f), (x) each transferee, donee or distributee shall sign and deliver a lock-up letter substantially in the form of this agreement and (y) no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Ordinary Shares or ADSs, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence, or (g) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares or ADSs, provided that such plan does not provide for the transfer of Ordinary Shares or ADSs during the restricted period. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the

Exhibit A-2

date hereof and ending 180 days after the Public Offering Date, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares, ADSs or any security convertible into or exercisable or exchangeable for Ordinary Shares or ADSs. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Ordinary Shares or ADSs except in compliance with the foregoing restrictions. For purposes of this paragraph, “immediate family” means the spouse, domestic partner, lineal descendants, father, mother, brother or sister of the transferor.
     If:
     (1) during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or
     (2) prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period;
     the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representatives waive, in writing, such extension.
     The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial restricted period unless the undersigned requests and receives prior written confirmation from the Company or the Representatives that the restrictions imposed by this agreement have expired.
     The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Exhibit A-3

     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters. Notwithstanding anything to the contrary contained herein, this agreement will terminate and the undersigned will be released from all of its obligations hereunder on March 31, 2010 if the Public Offering Date shall not have occurred on or before such date.

Very truly yours,

(Name)

(Address)

Exhibit A-4

ANNEX A
[FORM OF OPINION OF U.S. COUNSEL FOR THE COMPANY]
Annex A-1

ANNEX B
[FORM OF OPINION OF CAYMAN COUNSEL FOR THE COMPANY]
Annex B-1

ANNEX C
[FORM OF OPINION OF PRC COUNSEL FOR THE COMPANY]
Annex C-1

ANNEX D
[FORM OF OPINION OF HONG KONG COUNSEL
FOR THE COMPANY]
Annex D-1

ANNEX E
[FORM OF OPINION OF BRITISH VIRGIN ISLANDS COUNSEL
FOR THE COMPANY]
Annex E-1

ANNEX F
[FORM OF OPINION OF LOCAL COUNSEL FOR
THE SELLING SHAREHOLDERS]
Annex F-1

ANNEX G
[FORM OF OPINION OF DEPOSITARY’S COUNSEL]
Annex G-1